SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

WESTERN ASSET HIGH INCOME FUND II INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by the registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

June 8, 2020

Our Records Indicate You Have Not Voted Your Shares. Your Vote is Needed to Ensure that the Fund Can Continue to Operate

As previously announced, the Western Asset High Income Fund II Inc. (the “Fund”) Special Meeting of Shareholders (the “Special Meeting”) is now scheduled to be held on July 6, 2020. This means that you still have time to vote to approve new agreements[1] between the Fund and its investment manager and subadvisers that will enable the Fund to continue to operate and deliver the returns you rely on. Two of the leading independent proxy advisory firms, Institutional Shareholder Services (“ISS”) and Glass Lewis & Co. (“Glass Lewis”), recommend that shareholders support the Fund’s management team by voting “FOR” the new agreements on the WHITE Proxy Card.

Independent Third Party Experts Agree – Vote the WHITE Proxy Card Today to Ensure the Fund Continues to Operate and Deliver the Returns Shareholders Rely On

In reference to the new management agreement, ISS and Glass Lewis conclude, respectively[2]:

“In addition to the fund’s TSR[3] outperformance relative to peers over shorter- and longer-term periods, ending on the unaffected date, the fund’s discount to NAV has been relatively in line with peers’ discount over the last five years and had already begun to narrow prior to the dissident’s public disclosures.”                                                 —ISS report dated May 20, 2020

“Shareholders should note that the terms of the new management and subadvisory agreements are substantially identical to the terms of the current agreements, and that there will be no change to the existing management fee structure of each of the Funds as a direct result of these proposals.”                                                                             —Glass Lewis report dated May 21, 2020

With respect to the new subadvisory agreement, ISS and Glass Lewis both recognize2:

“As the dissident has not made a compelling case that change is warranted at this time, a vote FOR the proposals is warranted.”                                                                                                                                                    —ISS report dated May 20, 2020

“Glass Lewis believes that the new investment sub-advisory agreement is in the best interests of shareholders, who should directly benefit from the services and duties of the Adviser.”                                                 —Glass Lewis report dated May 21, 2020

Protect the Value of Your Investment —

Vote the WHITE Proxy Card Today

The Fund’s Board of Directors unanimously recommends that you vote on the WHITE proxy card “FOR” the approval of the new management agreement for the Fund’s investment manager and the new subadvisory agreement for the Fund’s subadvisers to ensure shareholders receive uninterrupted value.

Your Vote is Important, No Matter How Many or How Few Shares You Own

You can vote by internet, telephone or by signing and dating the WHITE proxy card and mailing it in the envelope provided.

If you have any questions about how to vote your shares or need additional assistance, please contact:

Innisfree M&A	Shareholders Call Toll Free: (877) 750-0637
Incorporated	Banks and Brokers Call: (212) 750-5833

REMEMBER We urge you NOT to vote using any other colored proxy card as doing so will revoke your vote on the WHITE proxy card.

Notes

[1]

Due to the “change of control” resulting from the pending combination of Legg Mason Inc. (“Legg Mason”), the parent company of the Fund’s investment manager and subadvisers, and Franklin Resources, Inc., a global investment management organization operating as Franklin Templeton.

[2]	Permission to use quotations neither sought nor obtained.

[3]	Total Shareholder Return

Forward Looking Statement

Past performance is no guarantee of future results. The information provided is not intended to be a forecast of future events, a guarantee of future results or investment advice.

All investments are subject to risk including the possible loss of principal. All benchmark performance reflects no deduction for fees, expenses or taxes. Please note that an investor cannot invest directly in a benchmark.